EXHIBIT 5.1

                      MCGUIRE, CRADDOCK & STROTHER, P.C.
                           ATTORNEYS AND COUNSELORS
                              3550 LINCOLN PLAZA
                                 500 N. AKARD
                             DALLAS, TEXAS 75201
                           TELEPHONE (214) 954-6800
                          TELECOPIER (214) 954-6868


                               April 10, 2005


 Securities and Exchange Commission
 Judiciary Plaza
 450 Fifth Street, N.W.
 Washington, D.C. 20549


      Re:  Hallmark Financial Services, Inc.


 Gentlemen:

      We have acted as counsel to Hallmark Financial Services, Inc., a Nevada corporation (the "Company"), in connection with the filing this date of its registration statement on Form S-3 (File No. ______________) (the "Registration Statement"), relating to shares (the "Shares") of its common stock, par value $.03 per share (the "Common Stock"), issuable upon the exercise of outstanding subscription rights (the "Rights"), as more particularly described in the Registration Statement.

      In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, each as amended to date, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

      We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

      On the basis of the foregoing, we are of the opinion that the issuance and sale of the Shares upon exercise of the Rights have been duly authorized and when (i) the Registration Statement becomes effective under the Securities Act of 1933, as amended, (ii) the holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof, (iii) certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iv) the Shares have been delivered to and paid for as contemplated by the Rights and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                               Very truly yours,

                               /s/  MCGUIRE, CRADDOCK & STROTHER, P.C.

                               MCGUIRE, CRADDOCK & STROTHER, P.C.